EXHIBIT 10.19

Base Salaries for Fiscal Year 2013 and Cash Bonuses for Fiscal Year 2012 for Certain Named Executive Officers

Name and Title	2013 Salary	2012 Bonus
N. Anthony Coles, M.D.	$850,000	$962,000
Chairman and Chief Executive Officer
Matthew K. Fust	$498,000	$308,814
Executive Vice President and Chief Financial Officer
Helen Torley, M.B., Ch.B.	$525,000	$335,000
Executive Vice President and Chief Commercial Officer
Juergen Lasowski, Ph.D.	$440,000	$269,312
Executive Vice President, Corporate Development and Strategy